Exhibit 2


                            WINGRA TECHNOLOGIES, LLC
                              1998 UNIT OPTION PLAN


         1. Establishment of the Plan. Wingra Technologies, LLC, a Wisconsin limited liability company, hereby establishes the Wingra Technologies, LLC, 1998 Unit Option Plan (the "Plan").

         2. Purpose. The Plan is established to provide additional incentive for present and future employees of Wingra Technologies, LLC, any parent or subsidiary of Wingra Technologies, LLC, and any successor entity to any of the foregoing (collectively referred to as the "Company"), by affording them an opportunity to acquire or increase an ownership interest in the Company through the acquisition of Units of the Company (as the term "Units" is defined in the Company's Operating Agreement, as amended and/or restated from time to time (the "Operating Agreement')).

         Except as otherwise provided, for all purposes of the Plan, (a) the term "parent" shall mean any entity which at the time owns fifty percent (50%) or more of the outstanding voting interests of Wingra Technologies, LLC, and (b) the term "subsidiary" shall mean any entity of which fifty percent (50%) or more of its outstanding voting interests is at the time owned by Wingra Technologies, LLC and/or by one or more subsidiaries of Wingra Technologies, LLC.

         3. Units Subject to Plan. The total amount of the Units with respect to which Options (collectively the "Options" and individually an "Option") may be granted shall not exceed in the aggregate One Hundred Twenty-five Thousand (125,000) Units; provided, however, that the aggregate number of Units which may be subject to Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 10 hereof.

         In the event that any outstanding Option for any reason shall expire or terminate prior to exercise, the Units allocable to the unexercised portion of such Option may again be subject to the grant of an Option under the Plan. In addition, in the event that the Company shall repurchase any Units issued upon exercise of any Option, such Units may again be the subject of the grant of an Option under the Plan.

         4. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, subject to the terms of the Plan and any applicable limitations imposed by law, excluding, however, the power to terminate or amend the Plan. All questions of interpretation of the Plan or of any Options granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

         5. Eligibility. The Options maybe granted only to employees of the Company. The Board shall, in the Board's sole discretion, determine which persons shall be granted Options (an "Optionee").

         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of Units for which the Option shall be granted, the exercise price of the Option, the time or times at which the Option shall vest, the exercisability of the Option, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of Units covered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

                  (a) Exercise price. The exercise price for each Option shall be established in the sole discretion of the Board.

                  (b) Amount Exercisable. Each Option may be exercised from time to time, in part or as a whole, with respect to the number of Units as to which it has become vested, so long as it is valid and outstanding, subject to such other conditions as the Board in its discretion may specify upon granting the Option.

         In the event that an Optionee is married on the date of the grant of an Option to him or her, the Option shall not become effective unless, within thirty (30) days of the date of such grant, the Optionee's spouse executes and delivers, or causes to be delivered, to the Company a Spousal Consent in substantially the form of Exhibit A attached hereto.

         7. Exercise of Options.

                  Each Option shall be exercised by the delivery of written notice to the Company setting forth the number of Units with respect to which the Option is to be exercised, together with (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price of such Units; or (b) with the consent of the Board, Units of the Company having a fair market value equal to the exercise price of such Units; or (c) such other consideration and method of payment as the Board, in its sole discretion, may allow; or (d) with the consent of the Board, a combination of (a), (b) and (c). For the purpose of the preceding sentence, the fair market value of the Units so delivered to the Company shall be such amount as is determined by the Board, in its sole discretion.

         In the event that an Optionee desires to exercise an Option and pay the consideration for such exercise in the form of cash, certified check, bank draft or postal or express money order (as provided for in clause (a) of the first sentence of the preceding paragraph), then the Optionee shall exercise the Option by executing and delivering to the Company a "Notice of Exercise" in substantially the form of Exhibit B attached hereto and by delivering to the Company the consideration required for such exercise. In the event that an Optionee desires to exercise an Option and pay the consideration for such exercise in any other form of payment consented to or allowed by the Board (as provided for in clauses (b), (c) or (d) of the first sentence of the preceding paragraph), then the Optionee shall exercise the Option by executing and delivering to the Company a "Notice of Exercise" in such form as the Company shall at such time designate and by delivering to the Company the consideration required for such exercise. Upon exercise of an Option, the Optionee shall execute and deliver to the Company, in addition to an applicable Notice of Exercise and as a condition to the acceptance by the Company of any such exercise, an "Addendum to Operating Agreement" in substantially the form of Exhibit C attached hereto.

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

         The Board may, in its sole discretion, grant to an Optionee additional rights with respect to the manner and extent of making in-kind payments of the Company's Units to be credited toward the exercise price of any Option, provided such additional rights are consistent with the provisions of this Section 7 regarding the value attributed to Units tendered in payment toward the exercise price of an Option.

         If an Optionee exercises an Option and pays the consideration with respect to such exercise as provided for and required by this Section 7, then the Optionee shall become a Member of the Company with all the rights of a Member, and subject to all of the duties and obligations of a Member, as set forth in the Company's Operating Agreement. If, pursuant to Section 9 hereof, a Permitted Transferee (as defined in the Company's Operating Agreement and hereafter referred to as a "Permitted Transferee") of an Optionee exercises an Option upon the death of the Optionee and pays the consideration with respect to such exercise as provided for and required by this Section 7, then the Permitted Transferee shall become an Interest Holder in the Company with all the rights of an Interest Holder, and subject to all of the duties and obligations of an Interest Holder, as set forth in the Company's Operating Agreement.

         The Board may at any time and from time to time and for any reason, suspend the right to exercise any Option (irrespective of whether the Option is then vested in part or in whole) for a specified period of time; provided, however, that no Option shall be suspended (a) for a period exceeding one hundred eighty (180) consecutive days, (b) during the final twelve (12) months prior to its scheduled expiration date, or (c) as of the effective date of a cash-out merger; and further provided, however, that any such suspension shall not suspend the date upon which any Option would otherwise become vested with respect to any Units. Notwithstanding the foregoing, before suspending the right to exercise Options granted under the Plan, the Company shall give at least ten
(10) days written notice to each Optionee of the Board's determination to suspend the right to exercise such Option.

         8. Transferability of Options. Options shall not be transferable by any Optionee and no interest in any Option may (either directly, indirectly, by operation of law, or in any other manner) be sold, assigned or pledged by any Optionee; provided, however, that upon the death of an Optionee, his or her Permitted Transferee(s) shall have the right to exercise an Option accordance with the provisions of Section 9 hereof.

         9. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, Options shall terminate on the earlier of:

                  (i) the date of expiration thereof;

                  (ii) immediately upon termination, by an Optionee, of the Optionee's relationship to the Company as an employee;

                  (iii) thirty (30) days after the termination, by the Company, without cause, of an Optionee's relationship to the Company as an employee; or

                  (iv) immediately upon the termination, by the Company, for cause, of an Optionee's relationship to the Company as an employee.

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

         Notwithstanding the foregoing provisions, in the event of the death of an Optionee prior to the date of expiration of an Option and prior to the termination of the Optionee's relationship with the Company as an employee, such Option shall terminate on the earlier of the date of such expiration or one hundred eighty (180) days following the date of such death. After the death of the Optionee, any Permitted Transferee of the Optionee to whom the rights of the Optionee as set forth in an Option have been or are to be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the Option to the extent that the optionee was entitled to exercise the Option immediately prior to his or her death. In addition, any executor, administrator, personal representative or other legally appointed or empowered fiduciary of the estate of the Optionee to whom/which the rights of the Optionee as set forth in an Option have been transferred by operation of law shall have the right to exercise the Option with respect to, and on behalf of, any Permitted Transferee of the Optionee, in which event any Units issued with respect to such exercise shall be issued to such Permitted Transferee in whose name or on whose behalf the Option was exercised.

         Whether an Optionee's authorized leave of absence or absence as a result of military or government service shall constitute a termination of an Optionee's relationship with the Company as an employee, shall be determined by the Board, in its sole discretion, at the time thereof. No such deemed termination shall be effective, however, until written notice thereof is delivered to the Optionee.

         For purposes of the foregoing provisions, "for cause" shall mean any of the following: the conviction of the Optionee for a felony which is likely to result in injury to the Company of a material nature; the material violation by the Optionee of written policies of the Company; the gross and habitual negligence by the Optionee in the performance of his or her duties to the Company; or the willful and intentional action or omission to act in connection with the Optionee's duties to the Company.

         10. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its Board or Members to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, warrants or other rights affecting the Company's Units or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

         If, with respect to all issued and outstanding Units of the Company, generally, the Company shall effect a subdivision or consolidation of Units or other capital readjustment, the payment of a Unit dividend, or other increase or reduction of the number of Units outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per share exercise price of Units subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of Units as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her Option in full immediately prior to such event; and (ii) the number of Units with respect to which Options may be granted under the Plan shall be adjusted by substituting for the total number of Units reserved that number Units that would have been received by the holder of record of an equal number of Units as the result of the event requiring the adjustment.

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

         After a merger of one or more entities into the Company, or after a consolidation of the Company and one or more entities in which the Company shall be the surviving entity, each Optionee shall, at no additional cost, be entitled upon exercise of an Option to receive (subject to any required action by the Company's Board and/or Members) in lieu of the number of Units as to which such Option shall then be so exercised, the number of Units or other securities to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such Optionee had been the holder of record of a number of Units equal to the number of Units as to which such Option shall then be so exercised.

         If the Company is merged into or consolidated with another entity under circumstances where the Company is not the surviving entity, or if the Company is dissolved and liquidated, or sells or otherwise disposes of substantially all its assets to another entity (except in connection with the conversion of the Company to a corporation as set forth below) while any Option remains outstanding, the Board shall accelerate the date upon which all such Options shall become vested with respect to all Units, to a date (to be specified by the Board) prior to the effective date of such merger, consolidation, dissolution, sale or other disposition, as the case may be, thereby causing any previously unvested and unexpired portion of all such Options to become fully vested and exercisable and to continue to be fully vested and exercisable until their respective scheduled expiration dates; and each Optionee shall be entitled, upon exercise of his or her Option (whether before or after the effective date of such merger, consolidation, dissolution, sale or other disposition), to receive in lieu of Units, consideration identical to that which he or she would have been entitled pursuant to the terms of the agreement of merger, consolidation, dissolution, sale or other disposition if, immediately prior to such merger, consolidation, dissolution, sale or other disposition, he or she had been the holder of record of a number of Units equal to the number of Units as to which such Option shall then be so exercised.

         In the event of a merger which provides for the redemption of Units (a "cash-out merger") of the same class as the Units which an Optionee would be entitled to receive upon exercise of an Option, whether or not the Company is the surviving corporation, any unexpired portion of an Option not otherwise vested shall, upon the effective date of such cash-out merger, become immediately vested and exercisable and (a) if exercised, the Units acquired as a result of the exercise of such Option shall be redeemed in the same manner as other Units in the same class, and (b) if not exercised, such Option shall terminate as of the effective date of such cash-out merger.

         In the event that the Company's Board and/or Members vote to convert the Company to a corporation (the "Corporate Successor"), each Optionee shall be entitled, upon exercise of his or her Option, to receive in lieu of Units, the number of shares of stock of the Corporate Successor to which he or she would have been entitled if immediately prior to such conversion, such Optionee had been the holder of record of the number of Units as to which such Option shall then be so exercised.

         Except as hereinbefore expressly provided, the issue by the Company of Units for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Units or obligations of the Company convertible into Units or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Units then subject to outstanding Options.

         Any of the provisions of this Section 10 notwithstanding, the Board may, in its discretion, grant Options which do not provide for the acceleration of the date upon which the Option shall become vested or exercisable in the event of a merger, consolidation, dissolution, sale or other disposition, as provided in this Section 10; provided, however, that any such Option, or part thereof, shall be identified in the written agreement embodying its grant as not having any right to acceleration of the date upon which it shall become vested or exercisable as otherwise provided in this Section 10.

         11. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's Interest Holders.

         12. No Rights as Member or Interest Holder. No Optionee shall have rights as a Member or Interest Holder of the Company with respect to Units purchasable under any Option until the date of proper exercise of the Option and the full payment of the exercise price in accordance with Section 7 hereof.

         13. Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any Optionee; and the right of the Company to terminate the employment of any Optionee shall not be diminished or affected by reason of the fact that an Option has been granted to him or her.

         14. Legal Compliance. Units shall not be issued pursuant to the exercise of an Option unless the exercise of such option and the issuance and delivery of such Units shall comply with all relevant provisions of law, including without limitation, all applicable federal and state securities laws.

         15. Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant at the time of such exercise, if in the opinion of counsel for the Company such a representation and warranty is required, that the Units are being purchased only for investment and without any present intention to sell or distribute such Units, that the person exercising the Option and/or his or her attorneys, accountants and/or advisors have had a reasonable opportunity to investigate the Company and have sufficient knowledge of the Company's then current activities and financial condition to enable such person(s) to make an informed decision as to whether to make an investment in the Company; and that the person exercising the Option believes that the Units being purchased by him or her are consistent with his or her investment objectives and resources.

         16. Amendment or Termination of Plan. The Board may modify, revise or terminate the Plan at any time and from time to time, provided that such modification, revision or termination does not materially diminish or impair the rights of any Optionee set forth in previously granted Options.

         17. Effective Date and Duration of Plan. The Plan shall become effective upon its adoption by the Board. The Plan shall terminate (i) when the total amount of the Units with respect to which Options may be granted shall have been issued upon the exercise of Options or (ii) by action of the Board pursuant to Section 16 hereof, whichever shall first occur.

         18. Repurchase Rights. The Board may in its discretion provide, upon the grant of any Option hereunder, that the Company shall have an option to repurchase all or any number of Units purchased upon exercise of such Option within a specified period following the termination of the Optionee's relationship to the Company as an employee. The repurchase price per Unit payable by the Company shall be such amount as is determined by the Board at the time of repurchase. The Board may also provide, upon the grant of any Option hereunder, that the Company shall have a right of first refusal with respect to the transfer or the proposed transfer of any Units purchased upon exercise of such Option.

         19. Withholding Taxes. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an Option. In such event, the Company may require, as a condition to the exercise of an Option, that an Optionee concurrently pay to the Company (either in cash or, at the request of the Optionee, but in the discretion of the Board and subject to such rules and regulations as the Board may adopt from time to time, in Units) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Company in its discretion may determine.

         In lieu of part or all of any such payment, an Optionee may elect, subject to such rules and regulations as the Board may adopt from time to time, to have the Company withhold from the Units to be issued upon exercise of the Option that number of Units having a fair market value equal to the amount which the Company is required to withhold by reason of such exercise. In such event, the fair market value of such Units shall be determined by the Board, in its sole discretion.

         20. Units Subject to Company's Operating Agreement. All Units issued pursuant to the exercise of an Option shall be subject to all terms and provisions of the Company's Operating Agreement.

         21. Limitations on Resale. An Option and the Units which may be acquired upon exercise of an Option (the "Securities") shall be offered to an Optionee in reliance upon one or more exemptions from registration under the Securities Act of 1933, as amended (the "Act"), including, without limitation, the exemption established by Rule 230.701 promulgated pursuant to Section 3(b) of the Act and other exemptions from registration under the Act. Therefore, the Securities may be "restricted securities" as that term is defined in Rule
230.144 promulgated under the Act and any resale of the Securities may require compliance with the registration requirements of the Act or an exemption from such requirements.

         22. Reservation of Units. The Company shall, at all times while any Option is outstanding, reserve and keep available a sufficient number of authorized and unissued Units and/or reacquire a sufficient number of Units to satisfy the requirements of the Plan.

                                    EXHIBIT A

                                 SPOUSAL CONSENT

I  ______________________________________________________________________  , the
spouse of [insert name of Optionee] have read the terms and provisions of the Unit Option (the "Option") dated ________________________________ [insert date of Unit Option] and granted to my spouse by Wingra Technologies, LLC (the "Company"), and I agree to be bound by all of the terms and provisions of the Option. In consideration of the grant of the Option by the Company to my spouse, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Option and agree to be bound by the provisions of the Option insofar as I may have any rights in the Option or any Units issued pursuant thereto under any applicable marital property, community property, or similar laws relating to marital property in effect in the state of our residence as of the date of the grant of the Option to my spouse.

         Dated:  __________.



                                   _____________________________________________

                                   Print Name:  ________________________________

                                    EXHIBIT B

                                 EXERCISE NOTICE


Wingra Technologies, LLC
450 Science Drive, 1W
Madison, Wisconsin 53711-1056

Attention:  President

         1. Exercise of Option. The undersigned ("Purchaser") hereby elects to purchase _________ [insert number] Units (the "Units") of Wingra Technologies, LLC (the "Company") under and pursuant to the Company's 1998 Unit Option Plan (the "Plan") and the Unit Option dated ____________ [insert date of Unit Option] and granted by the Company to Purchaser (the "Option"). The exercise price for the Units is $ __________________ per Unit, as provided for in the Option.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full exercise price for the Units in the amount of $_______________.

         3. Representations of Purchaser. Purchaser hereby acknowledges that Purchaser has previously received and read and Purchaser understands the Plan and the Option and agrees to abide by and be bound by their respective terms and provisions. Purchaser hereby also acknowledges that Purchaser has previously received, read and executed and Purchaser understands the Unit Repurchase
Agreement dated _______________ [insert date of Unit Repurchase Agreement] entered into between Purchaser and the Company and agrees to abide by and be bound by its terms and provisions.

         4. Addendum to Operating Agreement. Purchaser herewith delivers to the Company the Addendum to Operating Agreement referred to in the Option.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Units. Purchaser represents that Purchaser has consulted with any tax consultants that Purchaser deems advisable in connection with the purchase and/or disposition of the Units and that Purchaser is not relying on the Company for any tax advice.

         6. Securities Representations and Warranties. Purchaser represents and warrants that:

                  (a) Purchaser understands that the Units have not been registered under the Securities Act of 1933, as amended, or under the Wisconsin Uniform Securities Law, by reason of their issuance in a transaction exempt from the registration requirements thereof;

                  (b) Purchaser is acquiring the Units for investment for Purchaser's own account, not on behalf of others, and not with a view to resell or otherwise distribute the Units;

                  (c)  Purchaser   will  not  attempt  to  resell  or  otherwise
distribute the Units except in compliance with the registration, anti-fraud, and other material provisions of all applicable securities laws;

                  (d) Purchaser believes that the Units being purchased by Purchaser are consistent with Purchaser's investment objectives and resources; and

                  (e) Purchaser and/or Purchaser's attorneys, accountants and/or advisors have had reasonable opportunity to investigate the Company and have sufficient knowledge of the Company's current activities and financial condition to enable Purchaser to make an informed decision as to whether to make an investment in the Company.

                  Dated:                    .
                         -------------------



Submitted by:                              Accepted by:

PURCHASER                                  WINGRA TECHNOLOGIES, LLC

                                           By:
---------------------------                    ---------------------------------
Signature

                                           Its:
---------------------------                    ---------------------------------
Print name

Address:                                   Address:

                                           450 Science Drive, 1W
                                           Madison, Wisconsin 53711-1056


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                                    EXHIBIT C

                         ADDENDUM TO OPERATING AGREEMENT
                            WINGRA TECHNOLOGIES, LLC

         WHEREAS, the Members of Wingra Technologies, LLC, a Wisconsin limited liability company (the "Company"), have entered into an Operating Agreement (the "Operating Agreement") dated as of __________________________ [insert date of most recent Operating Agreement or restatement thereof and indicate any amendments and dates thereof, if applicable]; and

         WHEREAS, pursuant to the terms and provisions of a Unit Option granted to the undersigned by the Company on [insert date of Unit Option], the undersigned has exercised an option to acquire [insert number] Units (as the term "Unit" is defined in the Operating Agreement) of the Company; and

         WHEREAS, as a condition to the undersigned becoming a [Member or Interest Holder of the Company, as the case may be], the undersigned has agreed to execute this Addendum; and

         WHEREAS, the undersigned acknowledges that the undersigned has received and has thoroughly reviewed a copy of the Operating Agreement;

         NOW, THEREFORE, acknowledging consideration, the undersigned hereby acknowledges and agrees that the undersigned shall become a [Member or Interest Holder of the Company, as the case may be], effective upon the acceptance of this Addendum by the Company; that the undersigned shall be bound by all of the terms and provisions of the Operating Agreement to the same extent as if the undersigned were a signatory to the original Operating Agreement; and that the Units issued to the undersigned are subject to all of the terms and provisions of the Operating Agreement.

         Dated:                     .
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                                              ----------------------------------
                                              [name of Optionee]

Accepted by Company:

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President

Date of acceptance:
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